Exhibit 5.1

12235 El Camino Real, Suite 200 San Diego, CA 92130-3002 PHONE 858.350.2300 FAX 858.350.2399 www.wsgr.com

May 12, 2015

Vital Therapies, Inc.

15010 Avenue of Science, Suite 200

San Diego, California 92128

Ladies and Gentlemen:

We have acted as counsel to Vital Therapies, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Act”). The Company has provided us with two prospectuses that form a part of the Registration Statement: (a) a base prospectus (the “Base Prospectus”) and (b) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the issuance of up to $75,000,000 of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), that may be issued and sold under the Controlled Equity OfferingSM Sales Agreement dated as of May 12, 2015, between the Company and Cantor Fitzgerald & Co. (such agreement, the “Sales Agreement,” and such shares, the “Sales Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free writing prospectus(es).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and any free writing prospectus(es), and the Sales Agreement Prospectus cover the registration of (a) shares of the Company’s Common Stock (the “Base Prospectus Shares”); (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (c) the Company’s senior and subordinated debt securities (the “Debt Securities”); (d) warrants to purchase shares of the Company’s Common Stock or Preferred Stock (the “Warrants”); (e) units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of the foregoing; and (f) the Sales Agreement Shares. The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units, and the Sales Agreement Shares are collectively referred to herein as the “Company Securities.” The Company Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act. The aggregate public offering price of the Securities being registered by the Company is $200,000,000. In addition to the foregoing, there are being registered under the Registration Statement 2,500,000 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold by certain stockholders of the Company to be identified in one or more of the Prospectus Supplements (the “Selling Stockholders”), from time to time, on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture”), as applicable, both of which have been filed as exhibits to the Registration Statement (the “Indentures”) and are to be

AUSTIN    BEIJING    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO    SAN DIEGO

SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Vital Therapies, Inc.

May 12, 2015

entered into, in each case, between the Company and a trustee to be identified (the “Trustee”). The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”). The Base Prospectus Shares, the shares of Preferred Stock and the Debt Securities, Warrants and Units are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Commission describing the Company Securities offered thereby; (f) all Company Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Company Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto; (h) any Company Securities issuable upon conversion, exchange, redemption, or exercise of any Company Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (i) with respect to the Base Prospectus Shares or the shares of Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (j) with respect to the Sales Agreement Shares, no more than 3,115,911 shares of Common Stock will be sold, based on a sale price of $24.07 per share, representing the last reported sale price of the Common Stock on The NASDAQ Global Market on May 11, 2015.

Based on such examination, we are of the opinion that:

1. with respect to the Base Prospectus Shares, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) the shares of Common Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Company Security, in accordance with the terms of such Company Security or the instrument governing such Company Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

Vital Therapies, Inc.

May 12, 2015

2. the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable;

3. with respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon exercise of Warrants to purchase Preferred Stock, upon payment of consideration (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Company Security, in accordance with the terms of such Company Security or the instrument governing such Company Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

4. with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s with the Commission, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, and entitled to the benefits of the applicable Indenture;

5. with respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

Vital Therapies, Inc.

May 12, 2015

6. with respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Company Securities underlying the Units) and related matters and (b) the Units (including Company Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the certificates for the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units (including Company Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

7. with respect to the Sales Agreement Shares, when issued and delivered by the Company against payment therefor in accordance with the Sales Agreement and as contemplated in the Registration Statement and the Sales Agreement Prospectus, the Sales Agreement Shares will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York or the Delaware General Corporation Law.

* * *

Vital Therapies, Inc.

May 12, 2015

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion filed as an exhibit thereto.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.